UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  February 7, 2006

Commission File No. 1-10403

TEPPCO Partners, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	76-0291058
(State of Incorporation	(I.R.S. Employer
or Organization)	Identification Number)

2929 Allen Parkway

P.O. Box 2521

Houston, Texas 77252-2521

(Address of principal executive offices, including zip code)

(713) 759-3636

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

A press release issued by TEPPCO Partners, L.P. (the “Company”) on February 7, 2006, regarding financial results for the quarter and year ended December 31, 2005, is attached hereto as Exhibit 99.1, and that press release including the Financial Highlights table included therein is incorporated herein by reference. The information presented herein, including the table, is not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any TEPPCO Partners, L.P. filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

The press release describes and the Financial Highlights table includes the effect of the pending restatement to our financial statements for the fiscal years ended December 31, 2003 and 2004.  This restatement is also described in Item 4.02(a) below, which description is incorporated herein by reference.

Item 4.02.  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)  On February 7, 2006, management and the Audit and Conflicts Committee of the Board of Directors of Texas Eastern Products Pipeline Company, LLC, the general partner of the Company, concluded our method of accounting for the $33.4 million excess investment in Centennial Pipeline LLC (“Centennial”), previously described as an intangible asset with an indefinite life, and the $27.1 million excess investment in Seaway Crude Pipeline Company (“Seaway”), previously described as equity method goodwill, was incorrect and will result in certain non-cash adjustments described below.  As a result, we will restate previously reported financial statements for the fiscal years ended December 31, 2003 and 2004.  We expect to file the restated audited financial statements and related auditor’s report in connection with our Form 10-K for the fiscal year ended December 31, 2005.  All of our 2005 unaudited quarterly financial statements for the first three quarters are expected to be restated in connection with our quarterly filings in 2006.  In light of the pending restatement, previously issued financial statements for the fiscal years ended December 31, 2003 and 2004 and quarters ending March 31, 2005, June 30, 2005, and September 30, 2005, should no longer be relied upon.

We have been accounting for these excess investments as intangible assets with indefinite lives or equity method goodwill and thus testing them for impairment as opposed to amortizing them over a determinable life.  We recently determined it would be more appropriate to account for these excess investments as intangible assets with determinable lives.  As a result, we will make non-cash adjustments that reduce the net value of the excess investments in Centennial and Seaway, and increase amortization expense that will be allocated to our equity earnings.  These non-cash adjustments will have no effect on our cash flow, operating income, compensation expense, debt balances or ability to meet all requirements related to our debt facilities.

The effect of this restatement will cause a $3.8 million and $4.0 million reduction to net income as previously reported for the fiscal years ended December 31, 2004 and 2003, respectively.  Net income for the fiscal year ended December 31, 2005, will include a charge of $4.8 million, $3.8 million related to the first nine months, as a result of the accounting correction.  Additionally, partners’ capital at December 31, 2002, will reflect a $2.5 million reduction representing the cumulative effect of this correction for fiscal years ended December 31, 2000 through 2002.  While the Company believes the impacts of these non-cash adjustments are not material to any previously issued financial statements, the Company determined that the cumulative adjustment for these non-cash items was too material to record in the fourth quarter of 2005, and therefore it was most appropriate to restate prior periods’ results.

Beginning in our fiscal year 2006, we will continue to amortize the $30.0 million excess investment in Centennial related to a contract using units-of-production methodology over a 10-year life.  The remaining $3.4 million related to a pipeline will continue to be amortized on a straight-line basis over 35 years.  We will continue to amortize the $27.1 million excess investment in Seaway on a straight-line basis over a 39-year life related primarily to a pipeline.

The Company’s management and its Audit and Conflicts Committee have discussed the matters disclosed in this filing with KPMG LLP, our independent registered public accounting firm, and they are in the process of completing their audit procedures.

Item 9.01  Financial Statements and Exhibits.

(c)  Exhibits:

Exhibit
Number	Description

99.1	Press release of TEPPCO Partners, L.P., dated February 7, 2006, reporting fourth quarter 2005 results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEPPCO Partners, L.P.
(Registrant)

By: Texas Eastern Products Pipeline Company, LLC
General Partner

Date: February 7, 2006	/s/ WILLIAM G. MANIAS
William G. Manias
Vice President and
Chief Financial Officer